UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2017

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Battlecat Purchase Agreement

On May 26, 2017, Lonestar Resources US Inc. (the “Company”) entered into a purchase and sale agreement (the “Battlecat Agreement”) with Battlecat Oil & Gas, LLC ( “Battlecat”), pursuant to which the Company agreed to purchase certain oil and gas properties in Dewitt, Gonzales and Karnes Counties, Texas (the “Battlecat Assets”).

The unadjusted purchase price for the Battlecat Assets is approximately $60 million consisting of (i) $55 million to be paid in cash and (ii) approximately 1.2 million shares (the “Battlecat Shares”) of the Company’s Class A Voting Common Stock, $0.001 par value per share (“Class A Stock”), subject to customary purchase price adjustments including, among others, adjustments for revenues and expenses, the estimated cost of any environmental liabilities and title defects and title benefits.

Upon execution of the Battlecat Agreement, the Company paid 10% of the unadjusted purchase price, or $6 million, as a deposit (the “Battlecat Deposit”). The Battlecat Deposit is refundable to the Company if the Battlecat Agreement is terminated for certain reasons, including, but not limited to, closing of the transactions contemplated by the Battlecat Agreement (the “Battlecat Closing”) has not been consummated by August 9, 2017, material adjustments to the purchase price related to title defects and environmental liabilities and certain breaches of the Battlecat Agreement by Battlecat. Additionally, in connection with the Battlecat Closing, Battlecat and the Company will enter into a Registration Rights Agreement that will grant Battlecat customary registration rights for the Battlecat Shares.

The Battlecat Agreement contains representations and warranties, covenants, termination and indemnification provisions that are customary for this type of transaction. The representations and warranties and covenants in the Battlecat Agreement were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among the parties. Accordingly, the Battlecat Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise. The Battlecat Closing is expected to be consummated by late June 2017, subject to the satisfaction of customary closing conditions.

This summary of the Battlecat Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the full text of the Battlecat Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Marquis Purchase Agreement

On May 26, 2017, the Company entered into a purchase and sale agreement (the “Marquis Agreement” and, together with the Battlecat Agreement, the “Purchase Agreements”) with SN Marquis LLC, a subsidiary of Sanchez Energy Corporation (“Marquis”), pursuant to which the Company agreed to purchase certain oil and gas assets in Fayette, Gonzales and Lavaca Counties, Texas (the “Marquis Assets” and, together with the Battlecat Assets, the “Assets”).

The unadjusted purchase price for the Marquis Assets is approximately $57,000,000 million consisting of (i) $50 million to be paid in cash and (ii) 1.5 million shares (“Marquis Shares”) of Class A Stock, subject to customary purchase price adjustments including, among others, adjustments for revenues and expenses, the estimated cost of any environmental liabilities and title defects and title benefits.

Upon execution of the Marquis Agreement, the Company paid 10% of the unadjusted purchase price, or $5.7 million, as a deposit (the “Marquis Deposit”). The Deposit is refundable to the Company if the Battlecat Agreement is terminated for certain reasons, including, but not limited to, closing has not been consummated as of July 14, 2017, material adjustments to the purchase price related to title defects or environmental liabilities or breach of the Marquis Agreement by Marquis. Additionally, in connection with the closing of the transactions contemplated by the Marquis Agreement, Marquis and the Company will enter into a Registration Rights Agreement that will grant Marquis customary registration rights for the Marquis Shares.

The Marquis Agreement contains representations and warranties, covenants, termination and indemnification provisions that are customary for this type of transaction. The representations and warranties and covenants in the Marquis Agreement were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among the parties. Accordingly, the Marquis Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise. The transactions contemplated by the Marquis Agreement are expected to close by late June 2017, subject to the satisfaction of customary closing conditions.

This summary of the Marquis Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the full text of the Marquis Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Securities Purchase Agreement

As part of the financing for the acquisition of the Assets, on May 26, 2017, the Company and Chambers Energy Capital III, LP (the “Purchaser”) entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company agreed to sell to the Purchaser, in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), (i) 20,000 shares of the Company’s Series A-1 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-1 Stock”), and (ii) 60,000 shares of the Company’s Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-2 Stock” and, together with the Series A-1 Stock, the “Preferred Stock”), for an aggregate purchase price of approximately $78 million, pursuant to the terms of the SPA. The terms of the Series A-1 Stock and Series A-2 Stock will be set forth in the respective Certificate of Designations (together, the “Certificates of Designations”) for each series, a form of each is attached to the SPA.

Each series of Preferred Stock will rank senior to the Class A Stock with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company and each series will initially have a stated value of $1,000 per share (the “Stated Value”). Holders of Preferred Stock will be entitled to vote with the holders of Class A Stock on an as-converted basis.

Shares of Series A-1 Stock, once issued, are immediately convertible into shares of Class A Stock at the option of the holders. The rate (the “Conversion Rate”) each share of Series A-1 Stock would be convertible into Class A Stock is equal to the Stated Value of such shares to be converted divided six, subject to adjustment (the “Conversion Price”). The Company will be able to convert Series A-1 Stock to Class A Stock if the volume weighted average price of Class A Stock exceeds the following percentages of the Conversion Price for twenty out of thirty consecutive trading days: (i) 200% prior to the second anniversary of the closing of the transactions contemplated by the SPA (the “SPA Closing”), (ii) 175% after the second anniversary but before the third anniversary and (iii) 150% after the third anniversary. Upon the seventh anniversary of the SPA Closing, if the trailing 20-day volume weighted average price of Class A Stock (the “Prevailing Price”) is equal to or greater than the Conversion Price and upon certain other conditions, then each share of Series A-1 Stock would automatically convert to Class A Stock at the then applicable Conversion Rate. Upon approval of the Company Stockholders (“Stockholder Approval”) of the conversion of all shares of Preferred Stock issued or issuable pursuant to the SPA, as required by the rules of the NASDAQ Global Select Market, outstanding shares of the Series A-2 Stock will automatically convert into shares of Series A-1 Stock.

Holders of the Preferred Stock will be entitled to cumulative dividends payable quarterly at a rate of 9% per annum (the “Dividend Rate”) in cash, or, for any 12 quarters (“PIK Quarters”), at the Company’s option, (i) by paying additional shares of the respective series of Preferred Stock or (ii) by increasing Stated Value. Holders of Preferred Stock will also be entitled to receive dividends or distributions declared or paid on Class A Stock on an as-converted basis. After 12 PIK Quarters, (x) if the Company fails to fully declare and pay dividends in cash, then the dividend rate may increase by as much as 9.0% per annum and (y) if the Company fails to declare and pay all accrued dividends in cash, then the Preferred Stock’s Dividend Rate will increase by 5% per annum and an additional 1% for each successive dividend period until a maximum Dividend Rate of 20% per annum. If after the seventh anniversary of the SPA Closing the Prevailing Price is less than the Conversion Price, the Series A-1 Stock Dividend Rate shall automatically increase to 20% unless automatically converted as described above; however, the

Company, at its option, may instead elect to exchange each share of Series A-1 Stock for senior unsecured notes of the Company with a 2 year maturity, a 9% per annum coupon payable semi-annually in cash and governed by terms substantially similar to the Company’s most recent high yield indenture at that time. If Stockholder Approval is not obtained after six months after the SPA Closing, then the Series A-2 Dividend Rate shall automatically increase by 5% per annum and shall increase by an additional 0.5% each quarter thereafter until Stockholder Approval is obtained.

The Company may, as its option, redeem shares of the Preferred Stock in cash at (i) a premium of 100% of Stated Value after the third anniversary of the SPA Closing, (ii) a premium of 105% of Stated Value after the fourth anniversary and (iii) Stated Value after the fifth anniversary. If after the seventh anniversary the Company fails to fully declare and pay a quarterly dividend in cash, then the Company must redeem in cash all outstanding Series A-1 Stock at Stated Value. If Shareholder Approval is not obtained after the seventh anniversary, the Company must redeem all outstanding Series A-2 Stock at Stated Value.

The Purchaser will initially be able to designate one director to the board of directors (the “Board”) of the Company. After the first anniversary of the SPA Closing, so long as the Purchaser beneficially owns at least (a) 30% of the Preferred Stock or 20% of the Class A Stock on an as-converted basis (or a combination thereof) or (b) 15% of the Preferred Stock or 10% of Class A Stock on an as-converted basis (or a combination thereof), the Purchaser will have the right to designate two or one directors, respectively, to the Board.

The Purchaser will be subject to certain standstill restrictions pursuant to which the Purchaser will be restricted, among other things and subject to customary exceptions, from purchasing additional securities of the Company, proposing any merger or other extraordinary corporate transaction, initiating any shareholder proposal or soliciting proxies involving a change in the Company’s management until the later of (a) the two-year anniversary of after the date the Purchaser is no longer entitled to designate any director to the Board and (b) the Company fails to fully declare and pay all accrued dividends after there are no PIK Quarters remaining for either series of Preferred Stock.

In connection with the SPA Closing, the Company and the Purchaser will enter into (i) a Registration Rights Agreement (“Preferred Registration Rights Agreement”) that will grant the Purchaser certain customary registration rights for shares of Class A Stock issuable upon the conversion of Series A-1 Stock acquired pursuant to the PSA and (ii) a voting and support agreement that will provide for the Purchaser to vote in favor of the Stockholder Approval.

The SPA contains representations and warranties, covenants, termination and indemnification provisions that are customary for this type of transaction. The representations and warranties and covenants in the SPA were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among the parties. Accordingly, the SPA should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise. The SPA is expected to closing simultaneously with the closing of Purchase Agreements, subject to the satisfaction of customary closing conditions.

This summary of the SPA, the Preferred Registration Rights Agreement, the Certificates of Designations, the voting and support agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K regarding the contemplated issuances of Preferred Stock and Class A Stock is incorporated by reference into this Item 3.02. The securities will be, in each case, issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act as an issuance not involving a public offering. Battlecat, Marquis and the Purchaser represented to the Company that each is an “accredited investor” as defined in Rule 501 of the Securities Act, and appropriate legends will be affixed to any certificates evidencing the Preferred Shares.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement by and between Lonestar Resources US Inc. and Battlecat Oil & Gas, LLC, dated as of May 26, 2017.

2.2*	Purchase and Sale Agreement by and between Lonestar Resources US Inc. and SN Marquis LLC, dated as of May 26, 2017.

10.1	Securities Purchase Agreement by and between Lonestar Resources US Inc., and Chambers Energy Capital III, LP, dated May 26, 2017.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: June 2, 2017	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

Exhibit Number	Description

2.1*	Purchase and Sale Agreement by and between Lonestar Resources US Inc. and Battlecat Oil & Gas, LLC, dated as of May 26, 2017.

2.2*	Purchase and Sale Agreement by and between Lonestar Resources US Inc. and SN Marquis LLC, dated as of May 26, 2017.

10.1	Securities Purchase Agreement by and between Lonestar Resources US Inc., and Chambers Energy Capital III, LP, dated May 26, 2017.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.